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                                                                   EXHIBIT 10.3


             CLARIFICATION OF MANAGEMENT PERFORMANCE SHARE AGREEMENT

         MetLife, Inc. hereby clarifies your Management Performance Share Agreement as follows (this "Clarification"):

         1. Section 1(c) of the Agreement is restated in its entirety as follows:

                  "(c) The Committee will determine your Final Performance Shares by multiplying your Performance Shares by the "Performance Factor." The Performance Factor means a percentage (from zero to 200%) which is the sum of two other percentages (each from zero to 100%), described in (1) and (2) below.

                           (1) The first percentage will be based on the
                  Company's performance with respect to Change in Annual Net Operating Earnings Per Share during the Performance Period relative to the other companies in the Standard and Poor's Insurance Index, determined according to Table 1 of Schedule A to this Agreement. For this purpose, (a) "Net Operating Earnings Per Share" for any period means income, net of all taxes on income, less realized investment gains or losses and excluding any cumulative charges or benefits due to changes in accounting principles, divided by the weighted average number of shares outstanding during such period determined on a diluted basis under Generally Accepted Accounting Principles; and (b) "Change in Annual Net Operating Earnings Per Share" means Net Operating Earnings Per Share in the final calendar year of the Performance Period divided by Net Operating Earnings Per Share in the calendar year immediately preceding the beginning of the Performance Period.

                           (2) The second percentage will be based on the
                  Company's performance with respect to Proportionate Total Shareholder Return during the Performance Period relative to the other companies in the Standard and Poor's Insurance Index, determined according to Table 2 of Schedule A to this Agreement. For this purpose, (a) "Initial Closing Price" means the average Closing Price (and, in the case of a company other than the Company, the most closely analogous price) in the twenty (20) trading days prior to the first day of the Performance Period; (b) "Final Closing Price" means the average Closing Price (and, the case of an entity other than the Company, the most closely analogous price) in the twenty
                  (20) trading days prior to and including the final day of the Performance Period; (c) "Total Shareholder Return" means the change (plus or minus) from the Initial Closing Price to the Final Closing Price, plus dividends (if any) actually paid on Shares (or, in the case of a company other than the Company, the most closely analogous security) on a reinvested basis from the first day of the Performance Period to and including the last day of the Performance Period; and (d) "Proportionate Total Shareholder Return" means Total Shareholder Return divided by Initial Closing Price."

         2. The heading of the left column of Table 1 of Schedule A to the Agreement is restated in its entirety as follows: "Change in Annual Net Operating Earnings Per Share Company Performance (Percentile Relative to Other Companies in S&P Ins. Index)."


       This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

         3. The heading of the right column of Table 1 of Schedule A to the Agreement is restated in its entirety as follows: "Proportionate Total Shareholder Return Company Performance (Percentile Relative to Other Companies in S&P Ins. Index)."

         4. Any capitalized word used in this Clarification and not defined in this Clarification, including each form of that word, is defined in the Plan or the Agreement. This Clarification will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. This Clarification, the Agreement, and the Plan represent the entire agreement between you and the Company, and you and all Affiliates, regarding your Performance Shares. No promises, terms, or agreements of any kind regarding your Performance Shares that are not set forth, or referred to, in this Agreement or in the Plan are part of this Agreement. In the event any provision of this Clarification is held illegal or invalid, the rest of this Agreement will remain enforceable.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Clarification.

METLIFE, INC.

By:  Robert H. Benmosche
     -------------------
     Name

     Chairman of the Board and CEO
     -----------------------------
     Title

     /s/ Robert H. Benmosche
     ----------------------------------
     Signature




       This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.


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